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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-108397 of The Frontier Fund on Form S-1 of our report dated August 28, 2003 (November 7, 2003, as to Note 3)on The Frontier Fund and our report dated November 7, 2003 on Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading "EXPERTS" in such Prospectus.

Deloitte & Touche LLP
Princeton, New Jersey
December 22, 2003